UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 10, 2022, Knightscope, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Buyer”), pursuant to which the Company issued and sold to the Buyer in a private placement (i) senior secured convertible notes in an aggregate principal amount of $6.075 million (the “Notes”), at an initial conversion price of $5.00 per share of the Company’s Class A common stock, par value $0.001 (the “Common Stock”), subject to adjustment upon the occurrence of specified events described in the Notes, and (ii) warrants to purchase up to 1,138,446 shares of Common Stock with an initial exercise price of $3.25 per share of Common Stock, exercisable immediately and expiring five years from the date of issuance, for $5.0 million of gross proceeds.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2022, the Company and the Buyer entered into an Agreement and Waiver (the “Waiver”) with respect to certain terms of the Notes. Pursuant to the Waiver, the Company and the Buyer agreed that:

•	the covenant contained in the Notes that at any time any Notes remain outstanding, the Company’s Available Cash (as defined in the Notes) equal or exceed $3 million (the “Financial Test Covenant”) be revised such that (x) during the period commencing on January 1, 2023 through, and including February 14, 2023, the minimum amount of Available Cash for purposes of the Financial Test Covenant will be reduced to $1.5 million, and (y) from and after February 14, 2023, the minimum amount of Available Cash for purposes of the Financial Test Covenant will revert back to $3 million; provided, that if the Company both (I) has filed a Universal Shelf Registration Statement on Form S-3, including convertible notes, preferred stock, warrants and shares of Common Stock thereunder, with at least $25 million to $100 million of availability (the “New Shelf Registration Statement”) and (II) obtains the Stockholder Approval (as defined in the Purchase Agreement) and the approval (together with the Stockholder Approval, the “Stockholder Approvals”) from the Company’s stockholders for the issuance of up to an additional $10 million in additional senior secured convertible notes with terms substantially the same in all material respects to the Notes, as amended (the “Additional Notes”, except such Additional Notes may be issued pursuant to the New Shelf Registration Statement), then, thereafter, the minimum amount of Available Cash for purposes of the Financial Test Covenant will revert back to $1.5 million for the remaining term of the Notes (such conditions in clauses (I) and (II) above, the “Conditional Financial Covenant Waiver Conditions”, and such waiver, the “Conditional Financial Covenant Waiver”);

•	effective upon, and contingent on the continued satisfaction of, the Conditional Financial Covenant Waiver Conditions, the Buyer will waive, in part, the covenant in the Purchase Agreement related to subsequent equity sales and the covenant in the Notes related to incurrence of indebtedness, solely to permit the Company, at its election, to issue unsecured convertible notes in accordance with the terms set forth in the Waiver, subject to certain limitations set forth in the Waiver, including, but not limited to, those related to subordination and amount; and

•	to lower the Conversion Price (as defined in the Notes), in part, such that the Conversion Price in effect on any given time of determination will equal the Alternate Conversion Price (as defined in the Notes) then in effect (but with 85% replacing 80% in such definition of Alternate Conversion Price, as applicable), and such adjustment will become effective as of January 1, 2023.

The Buyer also agreed to waive the Company’s compliance with the Stockholder Approval covenant under the Purchase Agreement until February 28, 2023.

Finally, at any time after the time of initial satisfaction of the Conditional Financial Covenant Waiver Conditions, if the Buyer delivers a written notice to the Company offering to purchase up to $10 million in Additional Notes, the Company will not consummate a Subsequent Placement (as defined in the Purchase Agreement) (other than Excluded Securities (as defined in the Notes)) until the time of consummation or abandonment of an offering with respect thereto.

The Waiver also contains customary representations and warranties and covenants for a transaction of this nature.

The foregoing is only a summary of the material terms of the Notes, the Purchase Agreement, the Waiver, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Notes, the Purchase Agreement, and the Waiver is qualified in its entirety by reference to such agreements, which are filed as Exhibits 4.1 and 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2022, and Exhibit 10.1 to this Current Report on Form 8-K, as applicable, and are each incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the securities referred to herein in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement and Waiver, dated as of December 30 2022, by and between Knightscope, Inc. and the investor signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: January 3, 2023	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Financial Officer